UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2011, Orange 21 Inc. (the “Company”) entered into an Amended and Restated License Agreement (the “Amended and Restated Agreement”) with Rose Colored Glasses LLC, which amends and restates the License Agreement entered into between the Company and Rose Colored Glasses LLC on May 12, 2010 (the “License Agreement”). The Amended and Restated Agreement amends the License Agreement by providing for an earlier expiration of the Company’s license to sell Mary J. Blige (“MJB”) branded sunglasses (the “License”) on March 31, 2012. Pursuant to the Amended and Restated Agreement, the Company paid Rose Colored Glasses LLC $1,000,000 upon signing of the Amended and Restated Agreement. The Amended and Restated Agreement also contains a release pursuant to which each party fully releases the other for all obligations pursuant to the License Agreement except for those obligations set forth in the Amended and Restated Agreement.

In addition, in connection with the Amended and Restated Agreement, the Company’s wholly-owned subsidiary, Orange 21 North America Inc. (“O21NA”), issued a promissory note to Rose Colored Glasses LLC in the principal amount of $500,000 (the “Note”) on July 18, 2011. The Note becomes due and payable on March 31, 2012. The Note does not accrue interest. The Note is subordinated to the amounts borrowed by O21NA from BFI Business Finance (“BFI”) pursuant to the terms of a Debt Subordination Agreement dated July 18, 2011 and is pari-passu with the debt owed by O21NA to Costa Brava Partnership II, L.P. (“Costa Brava”). Seth Hamot, Chairman of the Board of Directors of the Company, is the President and sole member of the sole general partner of Costa Brava.

In the event of default of the Note, Rose Colored Glasses LLC may, among other things, declare the outstanding obligations under the Note immediately due and payable. For purposes of the Note, an event of default includes events that are customary for promissory notes of this type, including (a) the failure to pay any amounts due under the Note when due, (b) the failure to observe covenants and obligations under the Note, (c) the assignment for benefit of creditors or the institution of bankruptcy proceedings and (d) the failure to make certain payments under the debt owed to Costa Brava or the failure to observe or perform any other agreement related thereto, the effect of which is to cause, with the giving of notice, if required, the debt owed to Costa Brava to become due prior to its stated maturity.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 22, 2011	ORANGE 21 INC.

	By:	/s/ Michael D. Angel
Michael D. Angel Interim Chief Financial Officer and Treasurer